As filed with the Securities and Exchange Commission on December 19, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOAMIX PHARMACEUTICALS LTD.
(Exact name of registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

2 Holzman Street, Weizmann Science Park, Rehovot, Israel
(Address of Principal Executive Offices)

Foamix Pharmaceuticals Ltd. 2015 Israeli Share Incentive Plan
(Full title of the plan)

Foamix Pharmaceuticals Inc.
520 U.S. Highway 22, Suite 305
Bridgewater, New Jersey 08807+1 (800) 775-7936
(Name, Address and Telephone Number of Agent For Service)

COPIES TO:

Ory Nacht, Adv.
Ron Ben-Menachem, Adv.
Herzog Fox & Neeman
4 Weizmann Street
Tel Aviv, Israel 6423904
Tel: +972-3-692-2020
Fax: +972-3-696-6464

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
ordinary shares(1)	2,000,000	$5.91	$11,820,000	$1,472
Total	2,000,000	$5.91	$11,820,000	$1,472
________________________________

(1)
This Registration Statement on Form S-8 covers ordinary shares of Foamix Pharmaceuticals Ltd. (the “Registrant”), par value NIS 0.16 per share (“ordinary shares”) issuable upon exercise of options and restricted share units (“RSUs”) that may be granted under the Registrant’s 2015 Israeli Share Incentive Plan (the “Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)
The fee is based on the number of ordinary shares which may be issued under the Plan and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales price of an ordinary share as reported on the Nasdaq Global Market on December 13, 2017, which is within 5 business days prior to the date of filing of this Registration Statement.

EXPLANATORY NOTE

This registration statement on Form S-8 relates to 2,000,000 ordinary shares to be issued in the future upon the exercise of options and RSUs that may be granted under the Registrant’s Plan, as amended, which are in addition to the 4,535,694 ordinary shares previously registered by the Registrant on Forms S-8 filed on October 21, 2014, February 5, 2016 and January 10, 2017 (files no. 333-199486, 333-209403 and 333-215498, respectively) (together, the “prior registration statements”).

This registration statement relates to securities of the same class as those to which the prior registration statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities.  Pursuant to Instruction E of Form S-8, the content of the prior registration statements is incorporated herein by reference and made part of this registration statement, except as amended hereby.

The increase in the number of shares authorized for issuance under the Plan was approved by the board of directors of the Registrant on December 6, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Registrant’s annual report on Form 20-F filed with the SEC on February 21, 2017; and

(b)
The description of the Registrant’s ordinary shares, par value NIS 0.16 per share, contained in the registration statement on Form F-3 filed on February 24, 2017, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

#	Description

4.1	Amended and Restated Articles of Association of the Registrant

5.1	Opinion of Herzog Fox & Neeman

23.1	Consent of Kesselman & Kesselman, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)

99.1	Foamix Pharmaceuticals Ltd. 2015 Israeli Share Incentive Plan(1)

________________

(1)	Previously filed as an exhibit to Form F-3 filed by the Registrant on October 21, 2015 (file no. 333-207546) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of December, 2017.

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ Ilan Hadar
Name: Ilan Hadar
Title: Chief Financial Officer and Country Manager

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Foamix Pharmaceuticals Ltd., hereby severally constitute and appoint David Domzalski and Ilan Hadar, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Domzalski David Domzalski	Chief Executive Officer (principal executive officer)	December 19, 2017

/s/ Ilan Hadar Ilan Hadar	Chief Financial Officer and Country Manager (principal financial officer and principal accounting officer)	December 19, 2017

/s/ Stanley Hirsch Stanley Hirsch	Chairman of the Board	December 19, 2017

/s/ Dov Tamarkin Dov Tamarkin	Director	December 19, 2017

/s/ Dalia Megiddo Dalia Megiddo	Director	December 19, 2017

/s/ Rex Bright Rex Bright	Director	December 19, 2017

/s/ Darrell Rigel Darrell Rigel	Director	December 19, 2017

/s/ Stanley Stern Stanley Stern	Director	December 19, 2017

/s/ Anna Kazanchyan Anna Kazanchyan	Director	December 19, 2017

/s/ Aaron Schwartz Aaron Schwartz	Director	December 19, 2017

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Foamix Pharmaceuticals Inc., the duly authorized representative in the United States of Foamix Pharmaceuticals Ltd., has signed this registration statement on December 19, 2017.

Foamix Pharmaceuticals Inc.

By:	/s/ Ilan Hadar
Name: Ilan Hadar
Title: Chief Financial Officer and Country Manager